Filed pursuant to Rule 424(b)(5)
                                                             File No. 333-137215

Pricing Supplement No. 79 dated May 29, 2007.
(To Prospectus dated September 8, 2006)
This Pricing Supplement consists of 4 pages.

             Hartford Life Insurance Company IncomeNotes(sm)

The description in this pricing supplement of the particular terms of the following series of IncomeNotes(sm) offered hereby supplements the description of the general terms and provisions of the notes set forth in the prospectus dated September 8, 2006, to which reference is hereby made.

The Notes described in this pricing supplement all have:
   A Trade Date of:                  June 4, 2007
   An Issuance Date of:              June 7, 2007

ADDITIONAL TERMS ARE DEFINED BELOW.
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                      Floating Rate Notes due June 15, 2012

CUSIP Number:                     4165X0FM7
Series Number:                    407397
Stated Maturity Date:             June 15, 2012
Initial Interest Rate:            The 91-Day Treasury Rate plus .25% determined
                                  in accordance with the provisions of the
                                  Prospectus as of the applicable Interest
                                  Determination Date.
Interest Payment Frequency:       Quarterly
Interest Payment Dates:           September 15, 2007, and the 15th of each
                                  March, June, September, and December
                                  thereafter or, if such day is not a Business
                                  Day, the next following Business Day, with
                                  interest for the period payment is deferred.
Initial Interest Reset Date:      September 15, 2007
Interest Reset Dates:             Each Interest Payment Date occurring on
                                  or after the Initial Interest Reset Date.
Interest Determination Date(s):   As set forth in the Prospectus.

Base Rate:           [ ] CD Rate                         [ ] Federal Funds Rate
                     [ ] Commercial Paper Rate           [ ] LIBOR
                     [ ] Constant Maturity Swap Rate     [ ] Prime Rate
                     [ ] Constant Maturity Treasury Rate [X] Treasury Rate
                     [ ] CPI Adjustment Rate             [ ] Other (see
                                                              attached)
If LIBOR             [ ] LIBOR Reuters Page
                     [ ] LIBOR Telerate Page
                     [ ] Designated LIBOR Currency

If Constant Maturity Treasury Rate Telerate Page     [ ] 7051      [ ] 7052
       If 7052       [ ] Weekly Average              [ ] Monthly Average
       Designated CMT Maturity Index:

Index Maturity:                  91-Day

Floating Rate/Fixed Rate Note:   [ ] Yes   [X] No
   If yes:  Fixed Rate:
            Fixed Rate Commencement Date:

Maximum Interest Rate:            None.
Minimum Interest Rate:            None.

Spread:                           .25%
Spread Multiplier:                None.
Computation of Interest:          See Prospectus.

Sinking Fund:                     None.

Price to Public:                  100%
Agent's Discount:                 1.00%
Day Count Convention:             Actual/365, adjusted

Optional Redemption:              Yes [ ]   No [X]
   Optional Redemption Date(s):   N/A
   Initial Redemption Percentage: N/A
   Annual Percentage Reduction:   N/A
   Redemption may be:             [ ] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None.

Calculation Agent:                The Bank of New York Trust Company, N.A.

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                      5.25% Callable Notes due December 15, 2011

CUSIP Number:                     4165X0FN5
Series Number:                    407398
Stated Maturity Date:             December 15, 2011
Interest Rate:                    5.25%
Interest Payment Frequency:       Semi-Annually
Initial Interest Payment Date:    December 15, 2007
Price to Public:                  100%
Agent's Discount:                 0.90%
Day Count Convention:             30/360

Optional Redemption:              Yes [X]   No [ ]
   Optional Redemption Date(s):   June 15, 2009 or any Interest
                                  Payment Date thereafter.
   Initial Redemption Percentage: 100%
   Annual Percentage Reduction:   N/A
   Redemption may be:             [X] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None.



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                      5.50% Callable Notes due June 15, 2013

CUSIP Number:                     4165X0FP0
Series Number:                    407399

Stated Maturity Date:             June 15, 2013
Interest Rate:                    5.50%
Interest Payment Frequency:       Semi-Annually
Initial Interest Payment Date:    December 15, 2007
Price to Public:                  100%
Agent's Discount:                 1.10%
Day Count Convention:             30/360

Optional Redemption:              Yes [X]   No [ ]
   Optional Redemption Date(s):   June 15, 2009 or any Interest
                                  Payment Date thereafter.
   Initial Redemption Percentage: 100%
   Annual Percentage Reduction:   N/A
   Redemption may be:             [X] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None.
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                      5.75% Callable Notes due June 15, 2016

CUSIP Number:                     4165X0FQ8
Series Number:                    407400
Stated Maturity Date:             June 15, 2016
Interest Rate:                    5.75%
Interest Payment Frequency:       Semi-Annually
Initial Interest Payment Date:    December 15, 2007
Price to Public:                  100%
Agent's Discount:                 1.45%
Day Count Convention:             30/360

Optional Redemption:              Yes [X]   No [ ]
   Optional Redemption Date(s):   June 15, 2009 or any Interest
                                  Payment Date thereafter.
   Initial Redemption Percentage: 100%
   Annual Percentage Reduction:   N/A
   Redemption may be:             [X] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None.

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       ADDITIONAL INFORMATION PERTAINING TO ALL NOTES DESCRIBED
                      IN THIS PRICING SUPPLEMENT:

Securities Exchange Listing:            None.
Specified Currency:                     U.S. Dollars
Authorized Denominations:               $1,000 integral amounts.
Indenture Trustee:                      The Bank of New York Trust Company, N.A
                                        is successor Indenture Trustee under

                                        Section 7.14 of the Indenture.
Other Provisions Relating to the Notes: None.

AGENTS: Bear, Stearns & Co. Inc.; A.G. Edwards & Sons, Inc.; Banc of America Securities LLC; Charles Schwab & Co., Inc.; Citigroup; Fidelity Capital Markets Services, a division of National Financial Services, LLC; Merrill Lynch & Co.; Morgan Stanley; Piper Jaffray & Co.; Raymond James; RBC Dain Rauscher, Inc.; Scott & Stringfellow, Inc.; UBS Investment Bank; Wachovia Securities

NOTE: The Opinion regarding the enforceability of the Notes and the related Consent of Counsel for Hartford Life Insurance Company is given by Marin Lorenson, Associate Counsel.

RATINGS: It is anticipated that, as of June 7, 2007, the Notes will be rated by the indicated rating agencies as follows:

            Standard & Poor's:  AA-
            Moody's:            A1
            Fitch:              AA-
            A.M. Best:          a+












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